UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

 (Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2016

NATURALNANO, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Registrant's telephone number, including area code: (727) 391-0378

13613 Gulf Boulevard

Madeira Beach, Florida 33738

(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment on Form 8-K/A relates to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2016 and the Forms 8-K/A filed with the Securities and Exchange Commission on July 21, 2016 and September 1, 2016 for the purpose of updating the previously filed information.

This Form 8-K Amendment No. 3 should be read in conjunction with the Form 8-K filed by the Company on June 29, 2016 and the Form 8-K/A filed by the Company on July 21, 2016 and September 1, 2016 .

Forward Looking Statements

This Form 8-K/A and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s pro forma financial statements and the related notes filed with this Form 8-K.  In this Form 8-K/A, references to “we,” “our,” “us,” “NaturalNano,” the “Company” or the “Registrant” refer to NaturalNano, Inc., a Nevada corporation.

This Amendment No. 3 on Form 8-K is being filed to reflect that while Nanotech was the legal acquirer on the merger, Omni Shrimp was the accounting acquirer since its shareholders ended up with majority ownership of Nanotech, Inc., and the legacy business was transferred to the Company’s former CEO. Accordingly, at the date of the merger the historical financial statements of Omni Shrimp became those of NNAN. The pro forma condensed financial statements for the period January 1, 2016 through June 23, 2016 previously filed on Form8-K/A are hereby amended to reflect solely the activities of Omni Shrimp and remove any references and impact related to those exposed businesses.

This Form 8-K Amendment No. 3 should be read in conjunction with the Form 8-K filed by the Company on June 29, 2016 and the Form 8-K/A filed by the Company on July 21, 2016 and September 1, 2016 .

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

On July 5, 2016, the staff of the Securities and Exchange Commission’s Division of Corporation Finance advised the Company that in light of the information set forth in the Form 8-K filed on June 29, 2016, the Staff was of the opinion that the Company was a “shell company” as defined in Rule 405 under the Securities Act of 1933 and Rule 12b-2 of the Exchange Act. The Company replied with a letter to the Staff contesting the factual basis of such determination, and the Staff replied with a subsequent letter affirming its prior determination.

Subsequent to the filing of this Form 8-K/A, the Company intends to have further communications with the Staff regarding their determination as to the Company’s shell company status.

The financial statements enclosed herewith were prepared on the assumption that the Company was not a shell company on June 23, 2016 and is not a shell company at the present time.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements:

Filed herewith are the following financial statements of OMNI Shrimp audited financial statements for the period from September 22, 2015 (inception) to December 31, 2015, and unaudited financial statements for the period January 1, 2016 to June 23, 2016 (Effective Date of Exchange Agreement).

[(b) Pro forma financial information:

Filed herewith is the unaudited pro forma condensed financial information of NaturalNano, Inc. for the period of January 1, 2016 through June 23, 2016.

(c) Shell company transactions:

Reference is made to the disclosure set forth under Items 2.01 and 5.06 of this report, which disclosure is incorporated herein by reference.

(d) Exhibits

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALNANO INC.

Dated: November 14, 2016	By:	/s/ Colm Wrynn
	Name:	Colm Wrynn
	Title:	Chief Executive Officer

OMNI SHRIMP, INC.

Scrudato & Co., PA

CERTIFIED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Omni Shrimp, Inc.

We have audited the accompanying balance sheets of Omni Shrimp, Inc. (“the Company”) as of December 31, 2015 and the related statements of operations, stockholder's deficit, and cash flows for the period September 22, 2015(inception) through December 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Omni Shrimp, Inc.as of December 31, 2015 and the results of its operations and its cash flows for the period September 22, 2015(inception) through December 31, 2015, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has limited operating history and has incurred losses since inception and has limited working capital. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Scrudato & Co., PA

Califon, New Jersey

August 30, 2016

7 Valley View Drive Califon, New Jersey 07830
Registered Public Accounting Company Oversight Board Firm

Omni Shrimp, Inc.

Balance Sheet

December 31,
2015
(Audited)
Assets

Total Assets	$-

Liabilities and Stockholders' (Deficit)
Total Liabilities	$-

Stockholders' Equity
Common stock, 300 shares authorized; 300 shares issued and outstanding, $1 par value	300
Additional paid-in capital	977
Accumulated Deficfit	(1,277)
Total Stockholders' Equity	-

Total liabilities and stockholders' (deficit)	$0

See accompanying notes to the financial statements

Omni Shrimp, Inc.

Statements of Operations

(Audited)

From September 22, 2015 (Date of Inception) to December 31, 2015

Revenues	$-

Operating Expenses	-
Incorporation and other start-up expenses	1,277

Other Income	-

Net Income (Loss)	$(1,277)

Net loss per common share - basic and diluted	$(4.26)

Weighted average number of common shares outstanding during the period/year - basic	300

See accompanying notes to the financial statements

Omni Shrimp, Inc.

Statement of Stockholder's Equity

From the Period of Inception to December 31, 2015

(Audited)

					Total
	Common Stock, $1 Par Value		Additional Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity

Issuance of shares to founders	300	$300	$977		$1,277

Net loss				$(1,277)	$(1,277)

Balance- December 31, 2015	300	300	$977	$(1,277)	$-

Omni Shrimp, Inc.

Statements of Cash Flows

(Audited)

From period of inception to December 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$(1,277)

Net cash provided by (used in) operating activities	(1,277)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash used in investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1,277
Net cash provided by financing activities	1,277

Net (Decrease) in Cash	-

Cash - Beginning of Period/Year	-

Cash - End of Period/Year	$-

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period/year for:
Interest	$-
Income Taxes	$-

See accompanying notes to the financial statements

OMNI SHRIMP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Operations and Summary of Significant Accounting Policies

Background

Omni Shrimp, Inc. ("Omni" or the "Company") was organized on September 22, 2015 with executive offices located in Madeira Beach, Florida on the Gulf of Mexico. Omni is a fast growing wholesaler of locally caught wild American shrimp, predominantly the highly popular Key West pink variety. Customers are large distributors in the US, who then resell the product to grocery store chains, restaurants and other retail stores in the Florida, Boston and New York markets.

Material Definitive Agreement

On June 23, 2016 (the "Effective Date"), all of the shareholders of Omni it entered into a Share Exchange Agreement (the "Exchange Agreement") with NaturalNano, Inc. (OTC PK: NNAN) , pursuant to which the shareholders exchanged with the Company all of the outstanding shares of stock of Omni and Omni thereupon became a wholly owned subsidiary of NNAN. In consideration for the exchange of those OMNI shares, the Company issued 28,500 shares of a newly created Series E Preferred Stock of NNAN (the "Series E Preferred Stock").

Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has earned no revenue since inception, and supports its continued operations through contributions by its founding principals. As of December 31, 2015, the company had an accumulated deficit of $1,277. These matters, among others, raise substantial doubt about the Company's ability to continue as a going concern.

While the Company has recently commenced its operations and revenue generating activities, the Company's cash position may not be sufficient enough to support the Company's daily operations. Management intends to raise additional funds by way of a public or private offering of either debt, equity preferred stock or cash flow from operations. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that would be necessary if the Company is unable to continue as a going concern

Basis of Presentation

The accompanying consolidated balance sheet as of December 31, 2015, which was derived from audited financial statements, and the unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") for interim financial information.

In the opinion of management, the information furnished in these interim financial statements reflect all adjustments necessary for a fair statement of the financial position and results of operations and cash flows as of and for the year ended December 31, 2015. All such adjustments are of a normal recurring nature. The financial statements do not include some information and notes necessary to conform to annual reporting requirements.

Year End

The Company’s fiscal year is a calendar year end.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimate(s) and assumption(s) affecting the financial statements were:

(i)	Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

(ii)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Cash and Cash Equivalents: For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents. There were no cash equivalents as of December 31, 2015.

Allowance for Doubtful Accounts: The collectability of our accounts receivable is evaluated through review of outstanding invoices and ongoing credit evaluations of our customers’ financial condition. In cases where we are aware of circumstances that may impair a specific customer’s ability to meet its financial obligations subsequent to the original sale, we will record an allowance against amounts due, and thereby reduce the net recognized accounts receivable to the amount we reasonably believe will be collected. We also maintain an allowance based on our historical collections experience. When we determine that collection is not likely, we write off accounts receivable against the allowance for doubtful accounts

Inventories

Inventories are stated at the lower of cost or market. All of our other inventories are valued using the first-in, first-out (“FIFO”) method. The Company evaluates inventory quarterly for reserves for obsolescence.

The Company uses the First-In First Out method of accounting for its inventory cost-flow assumption.

There was no inventory on hand at December 31, 2015

Property, Plant and Equipment

Property, plant, and equipment are stated at acquisition cost, plus capitalized interest on borrowings during the actual construction period of major capital projects. At this time, the Company has not Property Plant and Equipment.

Start-Up Costs: In accordance with ASC 720, “Start-up Costs”, the company expenses all costs incurred in connection with the start-up and organization of the company.

Valuation of Long-Lived Assets: We review the recoverability of our long-lived assets including land, equipment, goodwill and investments, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations. No impairment was recognized during the year ended December 31, 2015.

Revenue Recognition: The Company recognizes revenue during the period in which fish are delivered to the customer. Sale proceeds received in the current period, for which delivery has not occurred, are recorded as deferred revenue until the fish are delivered to the customer.

Fair Value of Financial Instruments: FASB ASC 825, "Financial Instruments," requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. FASB ASC 825 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At March 31, 2016 and 2015, the carrying value of certain financial instruments (cash and cash equivalents, accounts payable and accrued expenses.) approximates fair value due to the short-term nature of the instruments or interest rates, which are comparable with current rates.

Fair Value Measurements: The Company measures fair value under a framework that utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of inputs which prioritize the inputs used in measuring fair value are:

Level 1: Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2: Inputs to the valuation methodology include:

·	Quoted prices for similar assets or liabilities in active markets;

·	Quoted prices for identical or similar assets or liabilities in inactive markets;

·	Inputs other than quoted prices that are observable for the asset or liability;

·	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset's or liability's fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

When the Company changes its valuation inputs for measuring financial assets and liabilities at fair value, either due to changes in current market conditions or other factors, it may need to transfer those assets or liabilities to another level in the hierarchy based on the new inputs used. The Company recognizes these transfers at the end of the reporting period that the transfers occur. For the year ended December 31, 2015, there were no transfers of financial assets or financial liabilities between the hierarchy levels.

There were no assets and liabilities remeasured at fair value on a recurring basis as of December 31, 2015:

Revenue Recognition: The Company recognizes revenue during the period in which fish are delivered to the customer. Sale proceeds received in the current period, for which delivery has not occurred, are recorded as deferred revenue until the fish are delivered to the customer.

Income Taxes

The Company has elected by unanimous consent of its shareholders to be taxed under the provisions of subchapter S of the Internal Revenue Code.  Under those provisions, the Company not pay federal or state corporate income taxes on its taxable income.  Instead, the shareholders of the Company were liable for individual federal income taxes on their respective shares of the Company”s taxable income.

Therefore, provisions for federal and state income taxes are not calculated at the Corporate level.

Earnings per Common Share: We compute net (loss) per share in accordance with FASB ASC 260, Earning per Share. FASB ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period.

Recent Accounting Pronouncement: The Company has evaluated new relevant accounting for possible impact on our condensed consolidated financial statements and deemed their impact to be immaterial or non-applicable to the Company.

Note 2. Relationships with Affiliates

Madeira Beach Seafood, Inc. (“MBS”), which has lent the company approximately $134,000 (see Note 4. Subsequent Events Footnote) is owned by Colm Wrynn, the Company’s President and Chief Executive Officer, Linda Giampietro and Daniel Stelcer. Mr. Wrynn, Ms. Giampietro and Mr. Stelcer are also co-owners of Omni.

The Company's President and Chief Executive Officer does not receive a management fee or other compensation in connection with his services to the Company. The Company reimburses its President and Chief Executive Officer for all direct and indirect costs of services provided and other expenses necessary or appropriate to the conduct of our business.

Note 3. Stockholders' Equity

Common Stock

We are currently authorized to issue up to 300 shares of $ 0.0001 par value common stock. All issued shares of common stock are entitled to vote on a 1 share/1 vote basis.

Note 4. Subsequent Events

Issuance of Debt

On February 12, 2016, the Company issued a demand note to MBS for $85,000 and received that amount in cash. The note bears interest at 5.25% and is unsecured.

On April 7, 2016, the Company issued a demand note to MBS for $48,743 and received that amount in cash. The note bears interest at 5.25% and is unsecured.

Note 5. Commitments and Contingencies

Material Definitive Agreement

On June 23, 2016 (the "Effective Date"), all of the shareholders of Omni entered into a Share Exchange Agreement (the "Exchange Agreement") with NaturalNano, Inc. (OTC PK: NNAN) , pursuant to which the shareholders exchanged with the Company all of the outstanding shares of stock of Omni and Omni thereupon became a wholly owned subsidiary of NNAN. In consideration for the exchange of those OMNI shares, the Company issued 28,500 shares of a newly created Series E Preferred Stock of NNAN(the "Series E Preferred Stock").

OMNI SHRIMP, INC.

Scrudato & Co., PA

CERTIFIED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Omni Shrimp, Inc.

We have audited the accompanying balance sheets of Omni Shrimp, Inc. (“the Company”) as of June 23, 2016 and the related statements of operations, stockholder's deficit, and cash flows for the period January 1, 2016 through June 23, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Omni Shrimp, Inc.as of June 23, 2016 and the results of its operations and its cash flows for the period January 1, 2016 through June 23, 2016, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has limited operating history and has incurred losses since inception and has limited working capital. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Scrudato & Co., PA

Califon, New Jersey

August 30, 2016

7 Valley View Drive Califon, New Jersey 07830
Registered Public Accounting Company Oversight Board Firm

Omni Shrimp, Inc.

Balance Sheets

(Audited)

	June 23, 2016 (Date of Acquisition)	December 31, 2015

Assets
Current Assets
Cash	$85,795	$-
Accounts Receivable	219,603	-
Inventory	74,141	-
Prepaid and Other	2,867	-

Total Assets	$382,406	$-

Liabilities and Stockholders' Equity

Current Liabilities
Accounts Payable	$142,835	$-
Accrued interest payable	2,154	-
Accrued tax liability	-	-
Notes Payable Current	133,743	-
Total Liabilities	278,732	-

Stockholders' Equity
Common stock, 300 shares authorized; 300 shares issued and outstanding, $1 par value	300	300
Additional Paid-In capital	977	977
Retained Earnings	102,397	(1,277)
Total Stockholders' Equity	103,674	-

Total liabilities and stockholders' (deficit)	$382,406	$-

See accompanying notes to the financial statements

Omni Shrimp, Inc.

Statements of Operations

(Audited)

From January 1, 2016 through June 23, 2016 (Date of acquisition)
Reveneus
Sales	$1,199,948
Cost of Goods Sold	(1,043,928)
Gross Profit	156,020

Operating Expenses
Brokers Fees	22,697
Freight and Storage	15,208
Selling expenses	9,054
General and Administrative	3,234
Total Operating Expenses	50,193

Earnings before Interest and Taxes	105,827

Interest Expense	2,154

Earnings before taxes	$103,674

Provision for Income Taxes	0

Net Income	$103,674

Net loss per common share - basic and diluted	$345.58

Weighted average number of common shares outstanding during the period/year - basic	300

See accompanying notes to the financial statements

Omni Shrimp, Inc.

Statement of Stockholder's Equity

From the Period of Inception to June 23, 2016

(Audited)

					Total
	Common Stock, $1 Par Value		Additional Paid-In		Stockholders'
	Shares	Amount	Capital	Retained Earnings	Equity

Issuance of shares to founders	300	$300	$977	$-	$1,277

Net loss		-	-	(1,277)	(1,277)

Balance- December 31, 2015	300	300	977	(1,277)	0

Net income		-	-	$103,674	103,674

Balance at June 23, 2016	300	$300	$977	$102,397	$103,674

Omni Shrimp, Inc.

Statements of Cash Flows

(Audited)

From January 1 to June 23, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$103,674
Change in Operating Liabilities:
Accounts Receivable	(219,603)
Inventory	(74,141)
Prepaid and Other	(2,867)
Accounts Payable	142,835
Accrued interest payable	2,154
Accrued tax liability	0

Net cash provided by (used in) operating activities	(47,948)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash used in investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable	133,743

Net cash provided by financing activities	133,743

Net (Decrease) in Cash	85,795

Cash - Beginning of Period/Year	-

Cash - End of Period/Year	$85,795

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period/year for:
Interest	$-
Income Taxes	$-

See accompanying notes to the financial statements

OMNI SHRIMP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Operations and Summary of Significant Accounting Policies

Background

Omni Shrimp, Inc. ("Omni" or the "Company" or “we”) was organized on September 22, 2015 with executive offices located in Madeira Beach, Florida on the Gulf of Mexico. Omni is a wholesaler of locally caught wild American shrimp, predominantly the highly popular Key West pink variety. Customers are large distributors in the US, who then resell the product to grocery store chains, restaurants and other retail stores in the Florida, Boston and New York markets.

Omni does not own vessels nor have employees who are involved with the catching, transporting or processing of shrimp. Omni’s business model is as follows:

•	We purchase shrimp from incoming vessels
•	Through brokers, we arrange for sales to distributors.
•	We refrigerate as inventory that we cannot immediately sell
•	We process at a facility in Louisiana if purchasers require certain needs (e.g.- shrimp are to be headless)
•	We send directly to customers the remainder

Material Definitive Agreement

On June 23, 2016 (the "Effective Date"), all of the shareholders of Omni entered into a Share Exchange Agreement (the "Exchange Agreement") with NaturalNano, Inc. (OTC PK: NNAN) , pursuant to which the shareholders exchanged with the Company all of the outstanding shares of stock of Omni and Omni thereupon became a wholly owned subsidiary of NNAN. In consideration for the exchange of those OMNI shares, the Company issued 28,500 shares of a newly created Series E Preferred Stock of NNAN(the "Series E Preferred Stock").

The transaction closed on June 23, 2016.

Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has earned no revenue since inception, and supports its continued operations through contributions by its founding principals. As of December 31, 2016, the company had an accumulated deficit of $1,277. These matters, among others, raise substantial doubt about the Company's ability to continue as a going concern.

While the Company is just beginning its operations and revenue generating activities, the Company's cash position may not be significant enough to support the Company's daily operations. Management intends to raise additional funds by way of a public or private offering of debt, equity preferred stock or cash flow from operations. . Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern

Basis of Presentation

The accompanying consolidated balance sheets as of June 23, 2016 and December 31, 2015, which was derived from audited financial statements, and the unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") for interim financial information.

In the opinion of management, the information furnished in these interim financial statements reflect all adjustments necessary for a fair statement of the financial position and results of operations and cash flows as of and for the period from January 1, 2016 through the Effective Date. All such adjustments are of a normal recurring nature. The financial statements do not include some information and notes necessary to conform to annual reporting requirements.

Year End

The Company’s fiscal year is a calendar year end.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimate(s) and assumption(s) affecting the financial statements were:

(iii)	Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

(iv)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Cash and Cash Equivalents: For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents. There were no cash equivalents as of December 31, 2015.

Allowance for Doubtful Accounts: The collectability of our accounts receivable is evaluated through review of outstanding invoices and ongoing credit evaluations of our customers’ financial condition. In cases where we are aware of circumstances that may impair a specific customer’s ability to meet its financial obligations subsequent to the original sale, we will record an allowance against amounts due, and thereby reduce the net recognized accounts receivable to the amount we reasonably believe will be collected. We also maintain an allowance based on our historical collections experience. When we determine that collection is not likely, we write off accounts receivable against the allowance for doubtful accounts

Inventories

Inventories are stated at the lower of cost or market. All of our other inventories are valued using the first-in, first-out (“FIFO”) method. The Company evaluates inventory quarterly for reserves for obsolescence.

The Company uses the First-In First Out method of accounting for its inventory cost-flow assumption.

There was no inventory on hand at December 31, 2015

Property, Plant and Equipment

Property, plant, and equipment are stated at acquisition cost, plus capitalized interest on borrowings during the actual construction period of major capital projects. At this time, the Company has not Property Plant and Equipment.

Start-Up Costs: In accordance with ASC 720, “Start-up Costs”, the company expenses all costs incurred in connection with the start-up and organization of the company.

Valuation of Long-Lived Assets: We review the recoverability of our long-lived assets including land, equipment, goodwill and investments, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations. No impairment was recognized during the three month ended March 31, 2016 and 2015.

Revenue Recognition: The Company recognizes revenue during the period in which fish are delivered to the customer. Sale proceeds received in the current period, for which delivery has not occurred, are recorded as deferred revenue until the fish are delivered to the customer.

Income Taxes

The Company has elected by unanimous consent of its shareholders to be taxed under the provisions of subchapter S of the Internal Revenue Code.  Under those provisions, the Company not pay federal or state corporate income taxes on its taxable income.  Instead, the shareholders of the Company were liable for individual federal income taxes on their respective shares of the Company”s taxable income.

Therefore, provisions for federal and state income taxes are not calculated at the Corporate level.

Fair Value of Financial Instruments: FASB ASC 825, "Financial Instruments," requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. FASB ASC 825 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of June 23, 2016 and December 31, 2015, the carrying value of certain financial instruments (cash and cash equivalents, accounts payable and accrued expenses.) approximates fair value due to the short-term nature of the instruments or interest rates, which are comparable with current rates.

Fair Value Measurements: The Company measures fair value under a framework that utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of inputs which prioritize the inputs used in measuring fair value are:

Level 1: Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2: Inputs to the valuation methodology include:

·	Quoted prices for similar assets or liabilities in active markets;
·	Quoted prices for identical or similar assets or liabilities in inactive markets;
·	Inputs other than quoted prices that are observable for the asset or liability;
·	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset's or liability's fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

When the Company changes its valuation inputs for measuring financial assets and liabilities at fair value, either due to changes in current market conditions or other factors, it may need to transfer those assets or liabilities to another level in the hierarchy based on the new inputs used. The Company recognizes these transfers at the end of the reporting period that the transfers occur. For the period from January 1, 2016 through June 23, 2016, there were no transfers of financial assets or financial liabilities between the hierarchy levels.

There were no assets and liabilities remeasured at fair value on a recurring basis as of June 23, 2016:

Earnings per Common Share: We compute net (loss) per share in accordance with FASB ASC 260, Earning per Share. FASB ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period.

Recent Accounting Pronouncement: The Company has evaluated new relevant accounting for possible impact on our condensed consolidated financial statements and deemed their impact to be immaterial or non-applicable to the Company.

Note 2. Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company does not have a long period of continued operations and has supported its operations to date through loans from entity with shared ownership.. These matters, among others, raise substantial doubt about the Company's ability to continue as a going concern.

Given the nascent nature of the Company’s operations, we believe it is difficult to forecast demands for cash at this time, The Company's cash position may not be significant enough to support the Company's daily operations. If necessary, management plans to raise additional capital through the issuance of common stock, issuance of debt or through any other means management feels is appropriate. management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern

Note 3. Accounts Receivable

Accounts Receivable totaled $219,603 as of June 23, 2016. The Company has no set up any reserve against accounts receivable at this time. Accounts receivable represent sales of shrimp not yet paid for. Sales terms vary with each contract but payment is on average received in 30 days

Note 4. Inventory

Inventory represents the cost of shrimp caught but not yet sold. Shrimp may be retained for up two years in a refrigerated environment. Thusly, spoilage is not an issue.

Note 5. Notes Payable

Notes payable totaled $ 133,743 at June 23, 2016. Details are as follows:

Date Issued	Amount	Interest Rate	Holder

February 12, 2016	$85,000	5.25%	Madeira Beach Seafood, Inc.

April 7, 2016	48,743	5.25%	Madeira Beach Seafood, Inc.

Total	$133,743

Note 6. Income taxes

The Company has elected by unanimous consent of its shareholders to be taxed under the provisions of subchapter S of the Internal Revenue Code.  Under those provisions, the Company not pay federal or state corporate income taxes on its taxable income.  Instead, the shareholders of the Company were liable for individual federal income taxes on their respective shares of the Company”s taxable income.

Therefore, provisions for federal and state income taxes are not calculated at the Corporate level.

Note 7. Stockholders' Equity

Common Stock

We are currently authorized to issue up to 300 shares of $1 par value common stock. All issued shares of common stock are entitled to vote on a 1 share/1 vote basis.

Note 8. Commitments and Contingencies

Material Definitive Agreement

On June 23, 2016 (the "Effective Date"), all of the shareholders of Omni entered into a Share Exchange Agreement (the "Exchange Agreement") with NaturalNano, Inc. (OTC PK: NNAN) , pursuant to which the shareholders exchanged with the Company all of the outstanding shares of stock of Omni and Omni thereupon became a wholly owned subsidiary of NNAN. In consideration for the exchange of those OMNI shares, the Company issued 28,500 shares of a newly created Series E Preferred Stock of NNAN(the "Series E Preferred Stock").

The transaction closed on June 23, 2016.

Note 9. Relationships with Affiliates

Madeira Beach Seafood, Inc. (“MBS”), which has lent the company approximately $134,000 (see Note 5. Notes payable footnote) is owned by Colm Wrynn, the Company’s President and Chief Executive Officer, Linda Giampietro and Daniel Stelcer. Mr. Wrynn, Ms. Giampietro and Mr. Stelcer are also co-owners of Omni.

The Company's President and Chief Executive Officer does not receive a management fee or other compensation in connection with his services to the Company. The Company reimburses its President and Chief Executive Officer for all direct and indirect costs of services provided and other expenses necessary or appropriate to the conduct of our business.

Note 10. Subsequent Events

There were no events, besides the Exchange Agreement, as noted in Note 8. Commitments and Contingencies, that are required to be disclosed.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

Omni Shrimp, Inc.

Unaudited Pro Forma Combined Financial Information

On June 23, 2016 (“Date of Acquisition”), NaturalNano, Inc. (“Nano” or the “Company”) entered into a Share Exchange Agreement (the "Exchange Agreement") with all of the shareholders of Omni Shrimp, Inc., a Florida corporation ("Omni"), pursuant to which the shareholders exchanged with the Company all of the outstanding shares of stock of Omni and Omni thereupon became a wholly owned subsidiary of the Company. In consideration for the exchange of those OMNI shares, the Company issued 28,500 shares of a newly created Series E Preferred Stock of the Company (the "Series E Preferred Stock").

As a result of their ownership of the Series E Preferred Stock, the Omni shareholders acquired the right to vote 95% of the voting control of the Company. The Series E Preferred Stock is also convertible into common stock which, in the aggregate, would represent up to 95% of the outstanding common stock after the conversion. In addition, on the Effective Date, the holders of all of the Company's outstanding Series B and Series D Preferred Stock.

The Merger is being accounted for as a reverse-merger and recapitalization. The Company is the acquirer for financial reporting purposes, and Omni is the acquired company. Consequently, the assets, liabilities and operations that will be reflected in the historical financial statements prior to the Merger will be those of the Company and will be recorded at the historical cost basis of the Company, and the consolidated financial statements after completion of the Merger will include the assets, liabilities and results of operations of the Company up to the day prior to the closing of the Merger and the assets, liabilities and results of operations of the combined company from and after the closing date of the Merger. The annexed unaudited pro forma combined financial information is based on individual historical financial statements of the Company and Omni prepared under U.S. GAAP as adjusted to give effect to the Merger.

The historical financial statements have been adjusted in the pro forma combined financial statements to give effect to events that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined entities. The unaudited pro forma combined statements of operations eliminate any non-recurring charges directly related to the Merger that the combined entities incurred upon completion of the Merger.

The unaudited pro forma combined statements of operations combine the Company’s historical statements of operations for the year ended December 31, 2015 and for the period January 1, 2016 through the Date of Acquisition with Omni's historical statements of operations for the year ended December 31, 2015 as well as from January 1, 2016 through the date of acquisition, giving effect to the events that are directly attributable to the Merger, as if the Merger were consummated at the beginning of the year ended December 31, 2015, and that are expected to have a continuing impact on the combined company. The difference in fiscal periods between the Company and Omni does not result in a material misstatement in the combined pro-forma financial statements.

The unaudited pro forma combined financial information does not purport to represent what the combined company’s results of operations or financial position would actually have been had the Merger occurred on the dates described above or to project the combined company’s results of operations or financial position for any future date or period.

The unaudited pro forma combined financial information should be read together with (1) the Company's audited consolidated financial statements for the years ended December 31, 2015 and 2014, and (2) the Company's unaudited condensed consolidated financial statements for the three month periods ended March 31, 2016 and 2015.

NaturalNano, Inc.

Pro-Forma Condensed Balance Sheet Unaudited

December 31, 2015

	NaturalNano, Inc.	Omni Shrimp, Inc.		Pro-forma Adjustments	Pro-forma Merger		Pro-forma Merger Adjustments	Pro-Forma Offering
ASSETS
CURRENT ASSETS:
Cash	$4,743		2	(4,743)	-			-
Accounts Receivable	-				-			-
Inventory	98,200		2	(98,200)	-			-
Prepaid and Other	7,040		2	(7,040)	-			-

Total Current Assets	109,983	-		(109,983)	-			-

NON-CURRENT ASSETS

Total Non-current assets	-	-			-		-	-

Total Assets	$109,983	-		(109,983)	-		-	-

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Notes Payable	$1,929,941	-			1,929,941		-	1,929,941
Accounts Payable	476,127		2	(476,127)	-		-	-
Accrued Expenses	101,544		2	(101,544)	-		-	-
Accrued Interest	506,598	-			506,598		-	506,598
Accrued Payroll	1,151,448		2	(1,151,448)	-		-	-
Registration Rights Liability	12,324		2	(12,324)	-		-	-
Derivative liability	687,014		2	(687,014)	-		-	-

Total Current Liabilities	4,864,996	-		(2,428,457)	2,436,539		-	2,436,539

LONG-TERM LIABILITIES:

Total Long-Term Liabilities	-	-		0	-		-	-

Total Liabilities	4,864,996	-		(2,428,457)	2,436,539		-	2,436,539

Preferred Stock Series B- $.001 par value, 10 million shares authorized, 5,000 shares issued and outstanding	1,199		2	(1,199)	-

Preferred Stock Series E- $.001 par value, 300 shares issued and authorized						3	29	29

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock at $0.001 par value: 800,000,000 shares authorized; 2,293,502 shares issued and outstanding	2,294	300		(2,294)	300			300
Series D- issued and outstanding
Additional paid-in capital	21,953,148	977		(21,953,148)	977		102,368	103,345
Retained Earnings (Accumulated Deficit)	(26,711,654)	(1,277)	5	24,275,115	(2,437,811)	4	(102,397)	(2,540,208)
Total Stockholders' Equity (Deficit)	(4,755,013)	-		2,318,474	(2,436,534)		0	(2,436,534)

Total Liabilities and Stockholders' Deficit	$109,983	0		(109,983)	5		-	5

NaturalNano, Inc.

Pro Frorma Condendsed Statement of Operations (Unaudited)

December 31, 2015

	NaturalNano, Inc.	Omni Shrimp, Inc.		Pro Forma Adjustments	Pro Forma Merger	Merger Adjustments	Pro Forma Offering

INCOME:
Revenue	$368,066		$1	(368,066)	$-		$-
Cost of Goods Sold	(157,134)		1	157,134	-		-

Gross Profit	210,932	-		(210,932)	-	-	-

OPERATING EXPENSES:
General and Administrative Expense	518,548	1,277	1	(518,548)	1,277		1,277
Research and Development	4,584	-	1	(4,584)	-		-
Stock based compensation attributable to warrant grants	102,782	-	1	(102,782)	-		-

Total operating expenses	625,914	1,277		(625,914)	1,277	-	1,277

GAIN (LOSS) FROM OPERATIONS	(414,982)	(1,277)		414,982	(1,277)	-	(1,277)

OTHER INCOME (EXPENSE):
Net loss on derivative liability	(164,480)	-	1	164,480	-
Interest expense	(266,661)	-			(266,661)		(266,661)
Loss on Exchange for share rights	(304,727)	-	1	304,727	-		-
Gain on forgiveness, conversions and modifications of debt	9,800	-	1	(9,800)	-		-
Other Income	50,000	-	1	(50,000)	-		-

Other income (expense), net	(676,068)	-		409,407	(266,661)	-	(266,661)

Loss before income tax provision	(1,091,050)	(1,277)		824,389
Income tax provision	-			-	-	-	-

Net Income	(1,091,050)	(1,277)		824,389	(267,938)	-	(267,938)

Weighted average common shares outstanding
- Basic and diluted	2,102,391	300			2,102,391		2,102,391
Weighted average Earnings per share
- Basic and diluted	$(0.52)	$(4.26)			$(0.13)		$(0.13)

Omni Shrimp, Inc.

Pro-Forma Assumptions-Unaudited

December 31, 2015

1) To eliminate the following Statement of Operation items for NaturalNano, Inc.

Revenue	$368,066
Cost of Goods Sold	157,134
General and Administrative Expense	518,548
Research and Development	4,584
Stock based compensation attributable to warrant grants	102,782
Net loss on derivative liability	(164,480)
Loss on exchange for share rights	(304,727)
Gain on forgiveness, conversions and modifications of debt	9,800
Other income	50,000

2) To eliminate the following Balance Sheet items for NaturalNano, Inc.

Cash	$4,743
Inventory	98,200
Prepaid and Other	7,040
Accounts payable	476,127
Accrued expenses	101,544
Accrued Payroll	1,151,448
Registration rights liability	12,324
Derivative liability	687,014
Other income	50,000
Preferred stock Series B	1,199

3) Issuance of Series E Preferred stock for assets of Omni Shrimp, Inc.	$29

4) Elimination of Additional Paid in capital accounts of Omni Shrimp	$102,397

5) Elimination of retained earnings of NaturalNano, Inc. adjusted for notes payable and accrued interest assumed	$24,275,115

NaturalNano, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015

1.	PRINCIPAL BUSINESS ACTIVITY AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

The consolidated financial statements include the accounts of NaturalNano, Inc. (“NaturalNano” or the “Company”), a Nevada corporation, and its wholly owned subsidiary NaturalNano Research, Inc. (“NN Research”) a Delaware corporation. All significant inter-company accounts and transactions have been eliminated in consolidation.

Description of the Business

Liquidity and Going Concern

Going Concern - The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company generated a net loss for the year ended December 31, 2015 of approximately $268,000 and had a stockholders’ deficiency of approximately $2,400,000. Since inception the Company’s growth has been funded through a combination of convertible and non-convertible debt from private investors and from cash advances from its former parent Technology Innovations, LLC. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations, to obtain additional financing, renegotiate the terms of existing financing obligations and ultimately to attain successful operations. The ability to successfully achieve those items is uncertain. The financial statements do not include any adjustments that might result from the uncertainty.

As of December 31, 2015, the Company continued to require waivers for debt covenant violations and extensions of maturity dates. Refer to Note 2 for lender waivers and maturity extensions received from the lenders.

The Company’s management and Board of Directors continue to actively assess the Company's operating structure with an objective to reduce ongoing expenses, increase sources of recurring revenue as well as seeking additional debt or equity financing.  The Company will continually evaluate funding options including additional offerings of its securities to private and institutional investors and other credit facilities as they become available. There can be no assurance as to the availability or terms upon which such financing alternatives might be available.

The Company has experienced recurring losses from operations since its inception and continues to have a working capital deficiency and limited opportunities for additional capital infusion.  The Company has experienced recurring defaults relating to the various provisions under its current debt obligations and is expected to require future forbearance and waivers relating to such provisions in the future. These negative financial conditions combined with delays experienced in product introduction and customer acceptance raises substantial doubt of the Company’s ability to continue as a going concern.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

Concentration of Credit Risk

The Company maintains cash in bank deposit accounts which could, at times, exceed federally insured limits. The Company has not experienced any losses on these accounts.

Accounts Receivable

The Company grants credit to substantially all of its customers and carries its accounts receivable at original invoice amount less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts based on history of past write-offs, collections, and current credit conditions.  As of December 31, 2015 and 2014 no allowance for doubtful accounts was considered necessary.

Inventory

Inventory is stated at the lower of cost or market value. When halloysite nanotubes or Pleximer held in inventory are used, the carrying value of any such inventory used (i) for research and development is expensed in the period that it is used for the development of proprietary applications and processes and (ii) in cost of goods sold will be charged as customer shipments are made. Inventory for overhead costs are applied during production and included in cost of goods sold. As of December 31, 2015 and 2014, the reserve for excess inventory was approximately $83,100 and zero, respectively.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method. No depreciation expense was recorded during the year ended December 31, 2014.

Accrued Payroll

The Company accrues for earned and unused vacation benefits and deferred compensation costs for amounts contractually owed to employees.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Fair Value Measurement Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.
•	Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument.
•	Level 3 inputs are unobservable inputs based on the Company’s own assumptions used to measure assets and liabilities at fair value.

A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement. The carrying amounts reported in the balance sheet of cash, accounts receivable, prepaid, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The fair value of notes payable approximates their carrying value as the terms of this debt reflects market conditions. The Company’s derivative liability was determined utilizing Level 3 inputs.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair market value and then is revalued at each reporting date, with changes in fair value reported in the consolidated statement of operations. There were no derivative financial instruments at December 31, 2015 and Decenber 31, 2014

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740 which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.  The Company recognizes penalties and accrued interest related to unrecognized tax benefits in income tax expense.

Revenue Recognition

Revenue is recognized upon shipment of ViralProtec orders and upon delivery of Pleximer and sample products. The Company earns and recognizes such revenue when the shipment of the sample products has occurred, title transfers, no further performance obligation exists, and when collection is reasonably assured.

Research and Development

Research and development costs are expensed in the period the expenditures are incurred. Capital assets acquired in support of research and development are capitalized and depreciated over their estimated useful life and related depreciation expense is included in research and development expense.

Income (Loss) Per Share

Basic income (loss) per common share is computed by dividing net income or loss by the weighted-average number of shares of common stock outstanding during the period. Diluted income or loss per common share gives effect to dilutive convertible preferred stock, convertible debt, options and warrants outstanding during the period. Shares to be issued upon the exercise of these instruments have not been included in the computation of diluted loss per share for the year ended December 31, 2015 as their effect is anti-dilutive based on the net loss incurred.

Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements and the accompanying notes. Actual results could differ materially from these estimates. On an ongoing basis, we evaluate such estimates. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

Recent Accounting Pronouncements

In November 2015, the FASB issued ASU-2015-17 Balance Sheet Classification of Deferred Taxes (Income Taxes topic 740). The Board issued this update as part of its Simplification Initiative. The objective of the Simplification Initiative is to identify, evaluate, and improve areas of generally accepted accounting principles (GAAP) for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to users of financial statements. To simplify the presentation of deferred income taxes, this guidance requires that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The guidance applies to all entities that present a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this Update. This update will be effective for public business entities for annual periods, including interim periods within those annual periods, beginning after December 15, 2016. We are currently evaluating the impact of the adoption of ASU 2015-17 on our consolidated financial statements.

In May 2014 the FASB issued ASU 2014-09 Revenue from Contracts with Customers (Topic 606): The standard is effective for annual periods beginning after December 15, 2017, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect recognized at the date of adoption (which includes additional footnote disclosures). This update supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. We are currently evaluating the impact of the adoption of this new guidance.

In July 2015, the FASB issued ASU-2015-11 Simplifying the Measurement of Inventory (Inventory topic 330) The Board issued this update as part of its Simplification Initiative. Under this guidance an entity should measure inventory at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. This update will be effective for public business entities for annual periods, including interim periods within those annual periods, beginning after December 15, 2016. We are currently evaluating the impact of the adoption of this new guidance.

In January 2015 the FASB issued ASU 2015-1, Income Statement-Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items This ASU eliminates from GAAP the concept of extraordinary items. ASU 2015-1 is effective for the annual period ending after December 15, 2015. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. We are currently evaluating the impact of the adoption of this new guidance.

On February 25, 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, “Leases,” a comprehensive new lease standard which will supersede previous lease guidance. The standard requires a lessee to recognize in its balance sheet assets and liabilities related to long-term leases that were classified as operating leases under previous guidance. An asset will be recognized related to the right to use the underlying asset and a liability will be recognized related to the obligation to make lease payments over the term of the lease. The standard also requires expanded disclosures surrounding leases. The standard is effective for fiscal periods beginning after December 15, 2018, and requires modified retrospective adoption, with early adoption permitted. The Company is evaluating the impact of the adoption of this standard on our consolidated financial statements and related disclosures.

On March 30, 2016, the FASB issued ASU No. 2016-09, “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting,” which amends the current stock compensation guidance. The amendments simplify the accounting for the taxes related to stock based compensation, including adjustments to how excess tax benefits and a company's payments for tax withholdings should be classified. The standard is effective for fiscal periods beginning after December 15, 2016, with early adoption permitted. The Company is evaluating the impact of the adoption of this standard on our consolidated financial statements and related disclosures.

In April, 2016, the FASB issued ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing” to clarify two aspects of Topic 606: (i) identifying performance obligations and (ii) the licensing implementation guidance, while retaining the related principles for those areas. The Company is evaluating the impact of the adoption of this standard on our consolidated financial statements and related disclosures.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted, would have a material effect on the accompanying financial statements.

2.	NOTES PAYABLE

Notes payable as of December 31, 2015 consisted of the following:

2015
Notes Payable
Senior Secured Convertible Notes	$441,988
Senior Secured Promissory Notes	398,938
2014-2015 Convertible Promissory Notes	745,015
Convertible Promissory Notes	344,000
Total	$1,929,941

Senior Secured Convertible Notes and Senior Secured Promissory Notes

As of December 31, 2015 and 2014, Notes payable on the balance sheets includes $840,926 for senior secured convertible notes and non-convertible senior secured promissory notes.  The Senior Secured Promissory Notes are secured by, among other things, (i) the continuing security interest in certain assets of the Company pursuant to the terms of the Initial Notes dated March 7, 2007, (ii) the Pledge Agreement, as defined in the Initial Notes, and (iii) the Patent Security Agreement, dated as of March 6, 2007. The conversion rate for principal and accrued interest on Senior Secured Convertible Notes is 75% of the lowest volume weighted average price (VWAP) of the Company’s common stock for the 1, 5 or 10 days immediately prior to the conversion. The Company has defaulted on certain provisions of the notes. The Company has obtained a waiver of default on the outstanding principal through November 30, 2016. As a condition of this forbearance the interest rate on these notes has been increased to 18%.

2014 and 2015 Convertible Promissory Notes

During 2015, the Company entered into two Senior Secured Convertible Promissory Notes aggregating $61,000. During 2015, the Company issued 200,000 common shares in satisfaction of $10,000 of outstanding principal. The issuance of these shares reflects a debt conversion price of $0.05 per share.

The 2015 Senior Secured Promissory Notes are secured by, among other things, (i) the continuing security interest in certain assets of the Company pursuant to the terms of the Initial Notes dated March 7, 2007, (ii) the Pledge Agreement, as defined in the Initial Notes, and (iii) the Patent Security Agreement, dated as of March 6, 2007. The proceeds from the 2014-2015 Senior Secured Promissory Notes are available for general working capital purposes and cannot be used to redeem or make any payment on account of any securities due to the Lenders.  The Company has obtained a waiver of default on the outstanding principal through November 30, 2016. As a condition of this forbearance the interest rate on certain of these notes has been increased to 18%.

In 2015, the Company granted certain warrants with an exercise prices less than the conversion price defined in the 2015 debt agreements. As a result, the conversion price of the 2015 Convertible Promissory Notes have been adjusted Based on the Company’s issuance of warrants described above, the conversion price on these debt obligations were modified to $0.05 per share. On January 5, 2016 the conversion price on the debt was adjusted to $0.02 per share upon the issuance of 450,000 warrants exercisable at $0.02 per share.

During 2014 the Company entered into various Senior Secured Convertible Promissory Notes aggregating $694,020. The 2014 Senior Secured Promissory Notes are secured by, among other things, (i) the continuing security interest in certain assets of the Company pursuant to the terms of the Initial Notes dated March 7, 2007, (ii) the Pledge Agreement, as defined in the Initial Notes, and (iii) the Patent Security Agreement, dated as of March 6, 2007. These notes are convertible into shares of the Company’s common stock at a conversion price of $0.30 per share and are subject to adjustment in the event of lower price issuances, subject to customary exceptions. The Company may prepay any amount due under the notes prior to the maturity date. The notes are subject to certain events of default which would cause all amounts due to become immediately payable. The Company is prohibited from effecting the conversion of the notes to the extent that as a result of such conversion, the note holders would beneficially own more than 4.99% of the issued and outstanding shares of the Company’s common stock. The proceeds from the 2014 Senior Secured Promissory Notes are available for general working capital purposes and cannot be used to redeem or make any payment on account of any securities due to the Lenders.  The Company has obtained a waiver of default on the outstanding principal through November 30, 2016 and bear an interest rate of 18% per annum as a condition of forbearance.

2015 Exchange of Cape One Master Fund II LLP shares for Convertible Promissory Notes

On December 15, 2015, the Company’s board of directors determined that it was in the best interest of the corporation to exchange 6,666,667 reserved shares of the Company’s common stock, held by Cape One Master Fund II LLP (as described below), for four convertible promissory notes totaling $344,000 with an interest rate of 8% per annum due June 30, 2017. These promissory notes are convertible to common stock at the rate of $0.05 per share. In the event that the Company shall, at any time, issue any additional shares of common stock or equivalents at a price per share less than the $0.05 conversion price then the conversion price for these convertible promissory notes shall be reduced. The Company recognized a loss on the exchange of the rights to reserved commons shares upon the issuance of these convertible promissory notes of approximately $305,000 in 2015. On January 5, 2016 the conversion price on the debt was adjusted to $0.02 per share upon the issuance of 450,000 warrants exercisable at $0.02 per share.

2014 Subordinated Secured Convertible Note and Exchange and Right to Shares Agreement - Cape One Master Fund II LP

On July 23, 2014, the Company and Cape One Master Fund II LLP agreed to exchange the Subordinated Secured Convertible Note and related accrued and unpaid interest totaling a combined $379,624 in exchange for 6,666,667 reserved shares of the Company’s common stock. The Company and Cape One agreed that a beneficial ownership limitation of 4.99% shall be maintained at all times as to the number of the shares of the common stock outstanding immediately after giving effect to the issuance of the common stock issuable under this agreement. Cape One also agreed to a Lockup provision in the agreement that specifies that Cape One will not sell, transfer or hypothecate any of the reserved shares until Alpha Capital Anstalt has received $3,500,000 from the proceeds of sales of shares obtained upon conversion of notes issued by the Company and held by Alpha as of the date of this agreement. Upon expiration of the Lockup period, Cape One shall be allowed to sell the lesser of (i) 5% of the daily trading volume of the Company’s common stock or, (ii) 10% of the reserved shares in any calendar month. The Company estimated the total enterprise value based upon a combination of the trending of the firm value from December 2006 to December 2014, market comparables and the market value of the Company’s stock considering company specific factors including the changes in forward estimated revenues and market factors. Once the enterprise value was determined an option pricing model was used to allocate the enterprise value to these 6,666,667 rights and other securities in the Company’s capital structure. The fair value of these 6,666,667 share rights was estimated at $54,289 and the Company recognized a gain on extinguishment of debt of $325,335 during the quarter ended September 30, 2014 based on the excess of the value of the instruments settled over the estimated fair market value of the underlying share rights.

Payoff Agreement with Platinum Long Term Growth IV, LLC and Merit Consulting LLC

On June 26, 2014, the Company entered into a Payoff Agreement with two of its lenders (collectively referred to as “the holders”) where the holders agreed to surrender their outstanding promissory notes and debentures in the aggregate principal amount of $3,256,399 plus all accrued and unpaid interest amounting to $592,414 in consideration for an aggregate payment of $300,000. As further consideration, one of the lenders agreed to return its 2,587,674 shares of Series C Preferred Stock for cancellation. The Company reversed $70,165 in registration rights liabilities in connection with this Payoff Agreement. Effective upon the consummation of this Payoff Agreement, the Company had no further obligation to the holders pursuant to the terms of the preferred stock and the notes as defined in the Payoff Agreement. As a result of this Payoff Agreement, the Company recognized a gain on extinguishment of debt during the second quarter of 2014 in the amount of $3,747,273.

Bitcoin Promissory Notes

The Company established its subsidiary, Bitcoin Bidder, Inc. in June, 2014 for the sole purpose of bidding on bitcoins which had been seized by the FBI and were sold at auction June 27, 2014. In connection with this, the Company issued notes aggregating $2,150,000 under a Securities Purchase Agreement. Bitcoin Bidder, Inc. was not successful at the auction and $1,950,000 in borrowings was repaid to the lenders on June 30, 2014. The remaining $200,000 was repaid to the lenders in July, 2014 without any penalty or interest charges to NaturalNano.  The Company dissolved Bitcoin Bidder, Inc. in 2014.

3.     INCOME TAXES

The Company had not commenced operations during the fiscal year ended December 31, 2015 an d had incurred no income tax expense at either the Federal or State level. which the Company is subject.

4.     STOCKHOLDERS DEFICIENCY

As of December 31, 2015 the Company was authorized to issue up to 300 shares of common stock.

Common Stock Issuances

During 2015, the Company issued 300 common shares to the Founders of the Company.

5.     COMMITMENTS AND LEASE OBLIGATIONS

Lease obligations

We lease our executive officer from Madeira Beach Seafood, Inc, an affiliated entity Our rent obligation for the twelve months ending December 31, 2016 will be $6,000. We paid no rent during the calendar year ended December 31, 2015

6.     SUBSEQUENT EVENTS

Material Definitive Agreement

On June 23, 2016 (the "Effective Date"), all of the shareholders of Omni entered into a Share Exchange Agreement (the "Exchange Agreement") with NaturalNano, Inc. (OTC PK: NNAN) , pursuant to which the shareholders exchanged with the Company all of the outstanding shares of stock of Omni and Omni thereupon became a wholly owned subsidiary of NNAN. In consideration for the exchange of those OMNI shares, the Company issued 28,500 shares of a newly created Series E Preferred Stock of NNAN(the "Series E Preferred Stock").

The transaction closed on June 23, 2016.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Note Regarding Forward-Looking Statements

This annual report on Form 10-K and other reports that we file with the SEC contain statements that are considered forward-looking statements that involve risks and uncertainties. These include statements about our expectations, plans, objectives, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar expressions. Such forward looking statements include statements addressing operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to revenue realization, revenue growth, earnings, earnings per share, or similar projections. These statements estimates involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed for the reasons described in this report. You should not place undue reliance on these forward-looking statements.

You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors such as:

•	the ability to raise capital to fund our operations until we generate adequate cash flow internally;

•	the terms and timing of product sales and licensing agreements;

•	our ability to enter into strategic partnering and joint development agreements;

•	our ability to competitively market our controlled release and filled tube products;

•	the successful implementation of research and development programs;

•	our ability to attract and retain key personnel ;

•	general market conditions.

Our actual results may differ materially from management’s expectations. The following discussion and analysis should be read in conjunction with our financial statements included herewith.  This discussion should not be construed to imply that the results discussed herein will necessarily continue in the future, or that any conclusion reached herein will necessarily be indicative of actual operating performance in the future. Such discussion represents only the best present assessment of our management.

The forward-looking statements speak only as of the date on which they are made, and except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

General

Background

NaturalNano, Inc. (the "Company") has executive offices located in Madeira Beach, Florida on the Gulf of Mexico. Omni is a fast growing wholesaler of locally caught wild American shrimp, predominantly the highly popular Key West pink variety. Customers are large distributors in the US, who then resell the product to grocery store chains, restaurants and other retail stores in the Florida, Boston and New York markets.

Liquidity

Going Concern - The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company generated a net loss for the year ended December 31, 2015 of approximately $268,000, had negative working capital of approximately $2,436,000 and a stockholders’ deficiency of approximately $2,436,000 at December 31, 2015. Since inception the Company’s growth has been funded through a combination of convertible and non-convertible debt from private investors and from cash advances from its former parent Technology Innovations, LLC. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations, to obtain additional financing, renegotiate the terms of existing financing obligations and ultimately to attain successful operations. The ability to successfully achieve those items is uncertain. The financial statements do not include any adjustments that might result from the uncertainty.

As of December 31, 2015, the Company continued to require waivers for debt covenant violations and extensions of maturity dates. Refer to Note 2 for lender waivers and maturity extensions received from the lenders.

The Company’s management and Board of Directors continue to actively assess the Company's operating structure with an objective to reduce ongoing expenses, increase sources of recurring revenue as well as seeking additional debt or equity financing.  The Company will continually evaluate funding options including additional offerings of its securities to private and institutional investors and other credit facilities as they become available. There can be no assurance as to the availability or terms upon which such financing alternatives might be available.

The Company has experienced recurring losses from operations since its inception and continues to have a working capital deficiency and limited opportunities for additional capital infusion.  The Company has experienced recurring defaults relating to the various provisions under its current debt obligations and is expected to require future forbearance and waivers relating to such provisions in the future. These negative financial conditions combined with delays experienced in product introduction and customer acceptance raises substantial doubt of the Company’s ability to continue as a going concern.

Comparison of Liquidity and Capital Resources for the years ended December 31, 2015 and 2014

Results of Statement of Operations for the year ended December 31, 2015

Revenue and Gross Profit

During the years ended December 31, 2015, the Company recorded no revenue. Operations did not commence until Fiscal 2016.

Operating Expenses

Operating expenses were minimal in 2015 and consisted principally of the cost to incorporate the Company on September 22, 2015.

Interest (Expense)

Interest expense includes the interest on the senior and subordinated convertible and non-convertible promissory notes. The Company incurred $266,661 in interest expense in 2015

NaturalNano, Inc.

Pro-Forma Condensed Balance Sheet Unaudited

June 23, 2016

	NaturalNano, Inc.	Omni Shrimp, Inc.		Pro-forma Merger		Pro-forma Merger Adjustments	Pro-Forma Offering
ASSETS
CURRENT ASSETS:
Cash	$(151)	$85,795		$85,644	2	$151	$85,795
Accounts Receivable	-	219,603		219,603			219,603
Inventory	120,858	74,141		194,999	2	(120,858)	74,141
Prepaid and Other	7,040	2,867		9,907	2	(7,040)	2,867

Total Current Assets	127,747	382,406		510,153		(127,747)	382,406

NON-CURRENT ASSETS

Total Non-current assets	-	-		-		-	-

Total Assets	$127,747	$382,406		$510,153		$(127,747)	$382,406

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Notes Payable	$1,654,353	$133,743		$1,788,096		$0	$1,788,096
Accounts Payable	487,204	142,835		630,039	2	(487,204)	142,835
Accrued Expenses	109,573	-		109,573	2	(109,573)	-
Accrued Interest	463,864	2,154		466,018			466,018
Accrued Taxes		-		-		-	-
Accrued Payroll	1,108,448	-		1,108,448	2	(1,108,448)	-
Registration Rights Liability	12,324	-		12,324	2	(12,324)	-
Derivative liability	618,833	-		618,833	2	(618,833)	-

Total Current Liabilities	4,454,598	278,732		4,733,331		(2,336,382)	2,396,949

LONG-TERM LIABILITIES:

Total Long-Term Liabilities	-	-		-		-	-

Total Liabilities	4,454,598	278,732		4,733,331		(2,336,382)	2,396,949

Preferred Stock Series E- $.001 par value, 300 shares issued and authorized

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock at $0.001 par value: 800,000,000 shares authorized; 2,911,658 shares issued and outstanding	2,912	300		3,212		(2,912)	300
Additional paid-in capital	21,979,242	977		21,980,219		(21,979,242)	977
Retained Earnings (Accumulated Deficit)	(26,309,006)	102,397	4	(26,206,609	)3	24,190,789	(2,015,820)
Total Stockholders' Equity (Deficit)	(4,326,852)	103,674		(4,223,178)		2,208,635	(2,014,543)

Total Liabilities and Stockholders' Deficit	$127,747	$382,406		$510,153		$(127,747)	$382,406

NaturalNano, Inc.

Pro Forma Condendsed Statement of Operations (Unaudited)

For the Period from January 1, 2016 through June 23, 2016

	NaturalNano, Inc.	Omni Shrimp, Inc.	Pro Forma Merger		Merger Adjustments	Pro Forma Offering

INCOME:
Revenue	$150,811	$1,199,948	$1,350,759	1	(150,811)	$1,199,948
Cost of Goods Sold	(4,656)	(1,043,928)	(1,048,584	)1	4,656	(1,043,928)

Gross Profit	146,155	156,020	302,175		(146,155)	156,020

OPERATING EXPENSES:
General and Administrative Expense	132,282	50,193	182,475	1	(132,282)	50,193
Stock based compensation attributable to warrant grants	61,486	-	61,486	1	(61,486)	-

Total operating expenses	193,768	50,193	243,961		(193,768)	50,193

GAIN (LOSS) FROM OPERATIONS	(47,613)	105,827	58,215		47,613	105,827

OTHER INCOME (EXPENSE):
Interest expense	(156,066)	(2,154)	(158,220)			(158,220)
Gain on forgiveness, conversions and modifications of debt	502,305		502,305	4	(502,305)	-
Gain on Disposition of Legacy Business	-	-	-			-
Gain (loss) on change in derivative liability	67,827		67,827	5	(67,827)	-

Other income (expense), net	414,067	(2,154)	411,913		(570,132)	(158,220)

Loss before income tax provision	(461,680)	103,674
Income tax provision	-	-	-		-	-

Net Income	366,454	103,674	470,128		(522,519)	(52,391)

Weighted average common shares outstanding
- Basic and diluted	2,792,843	300	2,792,843			2,792,843
Weighted average Earnings per share
- Basic and diluted	$0.13	$345.58	$0.17			$(0.02)

Omni Shrimp, Inc.

Pro-Forma Assumptions-Unaudited

June 23, 2016

1) To eliminate the following Statement of Operation items for NaturalNano, Inc.

Revenue	$150,811
Cost of Goods Sold	4,656
General and Administrative Expense	132,282
Stock based compensation attributable to warrant grants	61,486
Gain on forgiveness, conversions and modifications of debt	502,305
Gain on change in derivative liability	67,827

2) To eliminate the following Balance Sheet items for NaturalNano, Inc.

Cash	$(151)
Inventory	120,858
Prepaid and Other	7,040
Accounts payable	487,204
Accrued expenses	109,573
Accrued Payroll	1,108,448
Registration rights liability	12,324
Derivative liability	618,833

3) Elimination of Additional Paid in capital accounts of Omni Shrimp	$102,397

4) Elimination of retained earnings of NaturalNano, Inc. adjusted for notes payable and accrued interest assumed	$26,606,609

1.	PRINCIPAL BUSINESS ACTIVITY AND SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

The condensed consolidated financial statements as of June 23, 2016 and for the period from January 1, 2016 to June 23, 2016 are unaudited. However, in the opinion of management of the Company, these condensed consolidated financial statements reflect all material adjustments, consisting solely of normal recurring adjustments, necessary to present fairly the consolidated financial position and results of operations for such interim periods. The results of operations for the interim periods presented are not necessarily indicative of the results to be obtained for a full year. The accompanying condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 8-03 of Regulation S-X for smaller reporting companies.  Accordingly, these condensed consolidated financial statements do not include all of the information required by U.S. generally accepted accounting principles for complete financial statements.  These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Liquidity and Going Concern

Going Concern - The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.. Since inception the Company’s growth has been funded through a combination of convertible and non-convertible debt from private investors and from cash advances from its former parent Technology Innovations, LLC. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations, to obtain additional financing, renegotiate the terms of existing financing obligations and ultimately to attain successful operations. The ability to successfully achieve those items is uncertain. The financial statements do not include any adjustments that might result from the uncertainty.

As of June 23, 2016, the Company continued to require waivers for debt covenant violations and extensions of maturity dates. Refer to Note 2 for lender waivers and maturity extensions received from the lenders.

Basis of Consolidation

The condensed consolidated financial statements include the accounts of NaturalNano, Inc. (“NaturalNano” or the “Company”), a Nevada corporation, and its wholly owned subsidiaries NaturalNano Research, Inc. (“NN Research”) a Delaware corporation. All significant inter-company accounts and transactions have been eliminated in consolidation.

Description of the Business

New lines of Business

Shrimp

Omni Shrimp

On June 23, 2016, the Company announced the acquisition of all the outstanding shares of, Omni Shrimp (“Omni”) a Florida corporation, located in Madeira Beach, Florida on the Gulf of Mexico. Omni is a seller of wild American shrimp. Omni wholesales its locally caught shrimp, predominantly the highly popular Key West pink variety, to large distributors in the United States, who then resell the product to grocery store chains, restaurants and other retail stores in the Florida, Boston and New York markets. See Note 7. Subsequent Events for more detail.

Omni believes that it differentiates itself from its competitors not only by the quality of its product but its relationships with distributors allowing it to get its product to market as quickly as possible in order to guarantee freshness and taste.

Existing lines of Business

Following the acquisition discussed above, On June 23, 2016, the following businesses were transferred to the former Management of the Company. See Note 8 to the Consolidated Financial statements below.

Nanotechnology

The Company, located in Rochester, New York, is engaged in the development and commercialization of material science technologies with an emphasis on additives to polymers and other industrial and consumer products by taking advantage of technology advances developed in-house. The Company’s current activities are directed toward research, development, production and marketing of its proprietary technologies relating to the treatment and separation of nanotubes from halloysite clay and the development of related commercial applications for cosmetics, health and beauty products and polymers, plastics and composites.

ViralProtec

In the fourth quarter of 2014, the Company announced the new business line, ViralProtec, (www.viralprotec.com) a division of NaturalNano. ViralProtec, is a reseller for healthcare personal protective equipment (PPE) and ancillary supplies. Our mission is to provide personal protective equipment for caregivers for infectious patient care that meet or exceed CDC and WHO guidelines. ViralProtec was created in response of the public concern and publicity surrounding the risk to caregivers and other responders created by the Ebola virus. The Company will maintain inventory on hand for customers to order complete protection kits from a single source instead multiple sources.

Significant Accounting Policies

Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements and the accompanying notes. Actual results could differ materially from these estimates. On an ongoing basis, we evaluate such estimates. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Fair Value Measurement Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.

•	Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument.

•	Level 3 inputs are unobservable inputs based on the Company’s own assumptions used to measure assets and liabilities at fair value.

A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement. The carrying amounts reported in the balance sheet of cash, accounts receivable, inventory, prepaid assets, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The fair value of notes payable approximates their carrying value as the terms of this debt reflects market conditions. The Company’s derivative liability was determined utilizing Level 3 inputs.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and then is revalued at each reporting date, with changes in fair value reported in the consolidated statement of operations. For stock based derivative financial instruments, the Company estimated the total enterprise value based upon trending the firm value from December 2006 to March 2016 considering company specific factors including the changes in forward estimated revenues and market factors, market multiples for comparable companies, and the Company’s market share price, all equally weighted.  Once the enterprise value was determined an option pricing model was used to allocate the enterprise value to the individual derivative securities in the Company’s capital structure.  The classification of derivative instruments, including whether such instruments should be recorded as liabilities or equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740 which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.  The Company recognizes penalties and accrued interest related to unrecognized tax benefits in income tax expense. Income tax expense was $0 for theperiod ending June 23, 2016

Loss Per Share

Loss per common share is computed by dividing net income or loss by the weighted-average number of shares of common stock outstanding during the period. Diluted income or loss per common share gives effect to dilutive convertible preferred stock, convertible debt, options and warrants outstanding during the period. Shares to be issued upon the exercise of these instruments have not been included in the computation of diluted loss per share as their effect is anti-dilutive based on the net loss incurred.

As of March 31, 2016 and 2015 there were 39,567,578 and 9,130,044 shares, respectively, underlying preferred stock, convertible debt, outstanding options and warrants that could potentially dilute future earnings. In addition to these potentially dilutive shares as of March 31, 2015 were an additional 6,666,667 reserved shares underlying the July 23, 2014 Exchange and Right to Shares Agreement with Cape One Master Fund II LLP further described in Note 2 below.

These potentially dilutive shares have been limited by certain debt and equity agreements with lenders. These agreements provide limitations on the conversion of the dilutive instruments such that the number of shares of Common Stock that may be acquired by the holder upon conversion of such instruments shall be limited to ensure that following such conversion the total number of shares of Common Stock then beneficially owned by the holder does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock. The Company does not have sufficient authorized shares to satisfy conversion of all the potentially dilutive instruments.

Recent Accounting Pronouncements

In July 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2015-011 to Topic 330, Inventory. This ASU requires entities using inventory costing methods other than last-in-first-out and retail inventory method to value their inventory at the lower of cost and net realizable value. This ASU is effective for fiscal years beginning after December 15, 2016 and is to be applied prospectively. Early adoption of this ASU is permitted. The Company does not expect adoption of this ASU to have a material impact on its Consolidated Financial Statements.

2.	NOTES PAYABLE

Notes payable consisted of the following:

Notes Payable	June 23, 2016	December 31, 2015
Senior Secured Convertible Notes	$289,115	$441,988
Senior Secured Promissory Notes	398,938	398,938
2014-2015 Convertible Promissory Notes	594,515	745,015
Convertible Promissory Notes	344,000	344,000
Total Notes Payable Outstanding	1,626,468	1,929,941
Lines of credit	161,528
	1,788,096	1,929,941

Senior Secured Convertible Notes and Senior Secured Promissory Notes

As of March 31, 2016 and December 31, 2015 Notes payable on the balance sheets includes $840,926 for senior secured convertible and non-convertible senior secured promissory notes.  The conversion rate for principal and accrued interest on Senior Secured Convertible Notes is 75% of the lowest volume weighted average price (VWAP) of the Company’s common stock for the 1, 5 or 10 days immediately prior to the conversion. As further described below, the Company has defaulted on certain provisions of the notes. The Company has obtained a waiver of default on the outstanding principal. As a condition of this forbearance the interest rate on certain of these notes has been increased to 18%.

Pursuant to the Forbearance agreement, $152,873 of this debt was forgiven at the Closing on June 23, 2016.

2014-2015 Convertible Promissory Notes

During nine months ended March 31, 2016, the Company entered into two Senior Secured Convertible Promissory Notes aggregating $61,000. The 2014-2015 Senior Secured Promissory Notes are secured by, among other things, (i) the continuing security interest in certain assets of the Company pursuant to the terms of the Initial Notes dated March 7, 2007, (ii) the Pledge Agreement, as defined in the Initial Notes, and (iii) the Patent Security Agreement, dated as of March 6, 2007. The proceeds from the 2014-2015 Senior Secured Promissory Notes are available for general working capital purposes and cannot be used to redeem or make any payment on account of any securities due to the Lenders.  The Company has obtained a waiver of default on the outstanding principal through November 30, 2015. As a condition of this forbearance the interest rate on certain of these notes has been increased to 18%. On March 10, 2016, an investor converted $5,500 of principal into 110,000 shares.

On February 15, 2015, the Company granted 300,000 warrants to the Company’s board members with an exercise price of $0.10 per share and on May 30, 2015, the Company granted 375,000 warrants to the Company’s board members and one consultant with an exercise price of $0.05 per share. The 2014-2015 Convertible Promissory Notes were convertible into shares at $0.30 per share subject to adjustment in the event of lower price issuances, subject to customary exceptions. Based on the Company’s issuance of warrants described above, the conversion price on these debt obligations were modified to $0.05 per share.

Pursuant to the Forbearance agreement, $145,000 of this debt was forgiven on June 23, 2016.

Subordinated Secured Convertible Note and Exchange and Right to Shares Agreement - Cape One Master Fund II LP

On July 23, 2014, the Company and Cape One Master Fund II LLP agreed to exchange the Subordinated Secured Convertible Note and related accrued and unpaid interest totaling a combined $379,624 in exchange for 6,666,667 reserved shares of the Company’s common stock. The Company and Cape One agreed that a beneficial ownership limitation of 4.99% shall be maintained at all times as to the number of the shares of the common stock outstanding immediately after giving effect to the issuance of the common stock issuable under this agreement. Cape One also agreed to a Lockup provision in the agreement that specifies that Cape One will not sell, transfer or hypothecate any of the reserved shares until Alpha Capital Anstalt has received $3,500,000 from the proceeds of sales of shares obtained upon conversion of notes issued by the Company and held by Alpha as of the date of this agreement. Upon expiration of the Lockup period, Cape One shall be allowed to sell the lesser of (i) 5% of the daily trading volume of the Company’s common stock or, (ii) 10% of the reserved shares in any calendar month.

2015 Exchange of Cape One Master Fund II LLP shares for Convertible Promissory Notes

On December 15, 2015, the Company’s board of directors determined that it was in the best interest of the corporation to exchange 6,666,667 reserved shares of the Company’s common stock, held by Cape One Master Fund II LLP (as described below), for four convertible promissory notes totaling $344,000 with an interest rate of 8% per annum due June 30, 2017. These promissory notes are convertible to common stock at the rate of $0.05 per share. In the event that the Company shall, at any time, issue any additional shares of common stock or equivalents at a price per share less than the $0.05 conversion price then the conversion price for these convertible promissory notes shall be reduced. The Company recognized a loss on the exchange of the rights to reserved commons shares upon the issuance of these convertible promissory notes of approximately $305,000 in 2015. On January 5, 2016 the conversion price on the debt was adjusted to $0.02 per share upon the issuance of 450,000 warrants exercisable at $0.02 per share.

Bridge Loans

Bridge loans are short term notes taken on demand. $133,743 was at Omni as follows:

Date Issued	Amount	Interest Rate	Holder

February 12, 2016	$85,000	5.25%	Madeira Beach Seafood, Inc.

April 7, 2016	48,743	5.25%	Madeira Beach Seafood, Inc.

Total	$133,743

Approximately $27,000 in demand loans were issued at NaturalNano, Inc.

3.	SEGMENT INFORMATION

Subsequent to the Acquisition of Omni and the disposition of the Nanotechnology and Viral Protec businesses, the Company operates in only segment, Shrimp. Thusly, there is no need to present segment data.

4.	STOCKHOLDERS EQUITY

As of June 23, 2016 the Company was authorized to issue up to 800,000,000 shares of common stock and 10,000,000 shares of preferred stock.

Authorized Common Stock: In 2013 the Company received a unanimous written consent in lieu of a meeting from the members of the Board of Directors and a written consent from the Series D stockholder to amend its articles of incorporation to increase the Company’s authorized common shares to 800,000,000 common shares. As of June 23, 2016 there were approximately 250 million shares underlying preferred stock, convertible debt, outstanding options and warrants that could potentially dilute future earnings. The company does not have sufficient authorized shares to facilitate conversion of all the potentially dilutive instrument.

Preferred Stock Issuances

The Series E Convertible Preferred Stock is convertible into 95% of the Company’s common stock and votes on an as-converted basis.  The Series E designation limits the holders’ rights to convert its Convertible Preferred Stock, and the aggregate voting powers, to no more than 4.99% of the votes attributable to the total outstanding common shares. As a result of the Company not having sufficient authorized shares to satisfy the conversion of all outstanding convertible debt, share rights, convertible preferred stock, warrants and options, the Series B preferred shares have been moved into temporary equity classification on the balance sheet.

Preferred Stock Cancellations

As a part of the Forbearance Agreement, 5,000 shares of Series B Preferred stock and 100 shares of Series D Preferred stock were also cancelled.

Warrants Grants

The Company has issued warrants to purchase shares of its common stock to certain consultants and debt holders. As of June 23, 2016 and December 31, 2015 there were common stock warrants outstanding to purchase an aggregate of 2,917,941 and 1,217,941 shares of common stock, respectively, pursuant to the warrant grant agreements.

On February 15, 2015, the Company granted a total of 300,000 warrants to the Company’s board members. These warrants, included in the summary below, grant the right to purchase one share of common stock at an exercise price of $0.10 per share. The warrants were fully vested as of the grant date and contain a cashless exercise provision. The fair value of the warrants on the date of grant was determined using the Black-Scholes model and was measured on the date of grant at $61,106.  An expected volatility assumption of 140% was used based on the volatility of the Company’s stock price utilizing a look-back basis and the risk-free interest rate of 1.62% which was derived from the U.S. treasury yields on the date of grant.  The market price of the Company’s common stock on the grant date was $0.22 per share.  The expiration date used in the valuation model aligns with the warrant life of five years as indicated in the agreements.  The dividend yield was assumed to be zero.

On January 6, 2016, the Company granted a total of 450,000 warrants to the Company’s board members and one consultant. These warrants, included in the summary below, grant the right to purchase one share of common stock at an exercise price of $0.02 per share. The warrants were fully vested as of the grant date and contain a cashless exercise provision. The fair value of the warrants on the date of grant was determined using the Black-Scholes model and was measured on the date of grant at $25,292.  An expected volatility assumption of 140% was used based on the volatility of the Company’s stock price utilizing a look-back basis and the risk-free interest rate of 1.00% which was derived from the U.S. treasury yields on the date of grant.  The market price of the Company’s common stock on the grant date was $0.06 per share.  The expiration date used in the valuation model aligns with the warrant life of five years as indicated in the agreements.  The dividend yield was assumed to be zero

A summary of the outstanding warrants is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Life-years

Outstanding at January 1, 2016	1,217,941	$.35	4.07
Issued	2,000,000	$.05	5.98
Exercised	(300,000)	$.05	4.75
Warrants outstanding at June 23, 2016	2,917,941	$.17	4.75

5.	INCENTIVE STOCK PLANS

A summary of the status of the outstanding incentive stock plans is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Life-years

Options outstanding at January 1, 2016	1,099	$2,008	1.32
Options outstanding at June 23, 2016	1,099	$2,008	1.07
Options exercisable at June 23, 2016	1,099	$2,008	1.07

All compensation costs for the above options have been previously recognized in operations.  As of March 31, 2016, the aggregate intrinsic value of the stock options outstanding and exercisable was $0. There were no option grants made in the three month periods ended March 31, 2016 and 2015.

6.	SUBSEQUENT EVENTS

Change in Independent Registered Public Accounting Firm

On August 3, 2016, the Board of Directors of the Company notified Freed Maxick CPAs, P.C (“Freed Maxick”) that it had determined to dismiss them as the Company’s independent registered public accounting firm, effective as of August 3, 2016. Also on August 3, 2016, the Board determined to engage Scrudato & Co., PA as its new independent registered public accounting firm to replace Freed Maxick. Please see our form 8-K filed on August 3, 2016 for more detail.

Issuance of Common shares and Conversion of debt

On July 6, 2016, the Company issued 142,811 shares due to the conversion of $1,000 of notes payable plus $785 of accrued interest.

Issuance of Debt

On August 8,  2016, the Company borrowed $20,000 from a third party. The convertible promissory note bears interest at 10% per annum and matures on August  1, 2017. The third party has the option to convert all or a portion of the note plus accrued interest into common stock at a conversion price equal to 50% of the lowest closing bid price for the twenty days prior to the conversion.

New Lease

Commencing August 1, 2016, the Company entered into a lease for a period of twelve months for its Madeira Beach location. The monthly rent will be $1,500.